EXHIBIT 99.1

Network Appliance Agrees to Acquire Spinnaker Networks; Accelerates NetApp Vision for ''Storage Grid'' Future

    SUNNYVALE, Calif.--(BUSINESS WIRE)--Nov. 4, 2003--Network Appliance, Inc. (Nasdaq:NTAP), a leading provider of enterprise storage solutions, today announced the signing of a definitive agreement to acquire Spinnaker Networks, Inc., a privately held company based in Pittsburgh, Pennsylvania, for approximately $300 million in an all stock transaction. Spinnaker is a pioneer in scalable system architectures, distributed file systems, next-generation clustering technologies, and virtualization. For Network Appliance, this is primarily a software technology acquisition that reaffirms the NetApp business model and extends NetApp leadership in scalability, simplicity, and total cost of ownership for enterprise storage systems. This acquisition accelerates the delivery of the NetApp(R) "Storage Grid" architecture enabling customers to leverage even more value from their storage and data infrastructures. The combination of Network Appliance and Spinnaker gives Network Appliance a competitive, leadership position in bringing Storage Grid architectures to market more quickly, and draws upon the technology prowess of each company to offer superior storage solutions today.
    Equally applicable to SAN (storage area network) and NAS (network-attached storage) environments, Storage Grids are the ideal complement to the grid computing paradigm promoted by other technology industry leaders. Storage Grids offer rapid and simple scalability of capacity, performance, availability, quality of service, and/or connection protocols on demand; a unified view and management of all corporate data far surpassing today's limited virtualization approaches; and optimized performance for remote data access in distributed enterprises. The Storage Grid architecture will enable tighter application integration with database and enterprise applications, provide superior data protection, have the ability to more easily manage data resources based on policies, and provide improved data security. The NetApp Storage Grid architecture will offer these benefits leveraging commodity component costs which dramatically lower customers' acquisition, expansion, and management costs. In other words, the NetApp Storage Grid architecture is an ideal platform for next-generation information lifecycle management
(ILM).
    Dan Warmenhoven, CEO of Network Appliance, said, "Today's business demands fast, reliable, secure access to data and robust new approaches for information lifecycle management. The combination of NetApp unified storage and software solutions with advanced distributed systems architectures from Spinnaker further accelerates the shift to networked storage and speeds our ability to deliver powerful new Storage Grids as the foundation for data infrastructures of the future. Data-intensive enterprises benefit from higher performance, more flexibility and scalability, increased infrastructure reliability, and much tighter integration with database and layered applications."
    Ron Bianchini, president, CEO, and co-founder of Spinnaker, continued, "The combination of Network Appliance and Spinnaker enables us to more quickly deliver what our customers are asking for -- flexible data infrastructure that offers high performance, massive and simple scalability, and tremendous data availability and security. Network Appliance's leadership position in networked storage, history of innovation, global sales and support capabilities, cultural fit with Spinnaker, and financial health are very compelling for us to bring our technologies and products to more customers, helping them maximize their current data infrastructure returns while preparing for an exciting Storage Grid future."
    Steve Duplessie, principal analyst at Enterprise Storage Group, added, "Spinnaker is a leader in next-generation storage architecture. With this technology, Network Appliance is clearly extending its offerings in high-end storage solutions, and with its ability to unify SAN by adding Fibre Channel and iSCSI, this has the potential to be a great move for NetApp. You just gotta love a market leader that continues to aggressively pursue technology innovations. This will enhance the NetApp competitive position and time to market with the next new advance. I can't find a single thing I don't like about this deal."
    "Through the first three quarters of this year, Spinnaker has shipped more than 75 SpinServer systems worldwide to a broad range of customers in all of the company's major targeted verticals. New customers include Acxiom, a data management services company; Industrial Light & Magic, a Lucasfilm Ltd. company serving the digital needs of the entertainment industry for visual effects and animation; Oak Ridge National Laboratory (ORNL), the United States Department of Energy's largest science and energy laboratory; and the Salk Institute for Biological Studies with laboratories focused on the overarching areas of neurosciences, molecular biology, genetics, and plant biology," continued Warmenhoven. "The addition of NetApp to the mix only strengthens the value equation of unified storage plus advanced distributed systems capabilities yielding massive returns in performance, reliability, and scalability."
    "We recognized the value of Spinnaker's advanced distributed file system architecture when the firm first invested in the company in 2000," said Promod Haque, managing partner at Norwest Venture Partners and lead investor in Spinnaker Networks. "Today the enterprise storage market is highly innovative and competitive, and an important area of IT investment for leading corporations worldwide."

    Acquisition Terms

    The closing of the acquisition is subject to the satisfaction or waiver of customary conditions, including expiration of waiting periods under the Hart-Scott-Rodino Act, and if applicable, foreign antitrust laws, and is expected to occur by January 2004.
    Network Appliance is committed to supporting Spinnaker products and services. Upon completion of the acquisition, Network Appliance intends to integrate the SpinServer product line into the Network Appliance(TM) product family and operate Spinnaker as an engineering and development site for NetApp in Pittsburgh, adding to existing NetApp research and development teams in Massachusetts, North Carolina, and California in the United States, and internationally at the company's Bangalore Technology Center in India.

    Conference Call and Webcast

    Dan Warmenhoven, CEO; Steve Gomo, CFO; and Dave Hitz, executive vice president of engineering, will host a live Webcast and conference call to discuss the acquisition at 8:30 a.m. EST (5:30 a.m. PST), today. Supporting slides can be found at www.netapp.com at approximately 8:15 a.m. EST (5:15 a.m. PST) today.
    To access the Webcast, please visit the Investors section of the NetApp Web site at http://investors.netapp.com/. The conference call will also be available live in a listen-only format at 800-240-8621 in the United States and 303-262-2141 outside the United States. A replay of the call will be available approximately one hour following the call at 800-405-2236 in the United States and 303-590-3000 outside the United States, replay code 558676.

    About Spinnaker

    Spinnaker delivers next-generation networked storage solutions for enterprises that have demanding requirements for scalability, performance, and ease of management both locally in the data center and across geographically distributed sites. Spinnaker is a privately held company founded in 1999 and headquartered in Pittsburgh, Pennsylvania. For more information, visit www.spinnakernet.com.

    About Network Appliance

    Network Appliance is a world leader in unified storage solutions for today's data-intensive enterprise. Since its inception in 1992, Network Appliance has delivered technology, product, and partner firsts that continue to drive "The evolution of storage(TM)."
Information about Network Appliance solutions and services is available at www.netapp.com.

    Forward-Looking Statements

    This press release contains "forward-looking statements" as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: risks associated with strategic investments and acquisitions, including the challenges and costs of closing, integration, restructuring, and achieving anticipated synergies associated with the announced plan to acquire Spinnaker; the ability of Network Appliance and Spinnaker to satisfy all of the conditions to closing and thus, close the merger; potential delays in the schedule related to the closing of the merger; adverse changes in general economic or market conditions; delays or reductions in information technology spending; the transition to new products, the uncertainty of customer acceptance of new product offerings, and rapid technological and market change; competitive factors; war or acts of terrorism; fluctuating currency exchange rates; and other one-time events and other important factors disclosed previously and from time to time in Network Appliance's filings with the U.S. Securities and Exchange Commission. Network Appliance disclaims any obligation to update any such forward-looking statements after the date of this release.

    NetApp is a registered trademark and Network Appliance and The evolution of storage are trademarks of Network Appliance Inc., in the United States and other countries.

    (NTAP - FIN)

    CONTACT: Network Appliance, Inc.
             Eric Brown, 408-822-3463 (Press)
             ebrown@netapp.com
             Rod Mathews, 408-822-6108 (Investors)
             rmathews@netapp.com